Exhibit 99.1

Chrysler Group LLC Reports April 2011 U.S. Sales Increased 22 Percent

•	Best April sales since 2008

•	Retail sales up 37 percent in April, compared with same month a year ago

•	April marks the 13th-consecutive month of year-over-year sales gains

•	Best mid-size sedan sales since March 2008

•	All Jeep® brand models post April sales increases, led by the all-new 2011 Jeep Grand Cherokee, whose sales were up 189 percent versus a year ago

•	Jeep Grand Cherokee wins Northwest Automotive Press Association’s (NWAPA) Northwest Sport Utility Vehicle of the Year competition

•	Jeep brand introduces the most powerful Jeep vehicle ever – the all-new 2012 Jeep Grand Cherokee SRT8® at New York auto show

•	New 2011 Jeep Compass posts 181 percent year-over-year sales increase

•	Dodge brand posts year-over-year sales increase of 14 percent, driven in large part by sales of the new 2011 Dodge Avenger mid-size sedan

•	Dodge brand unveils new 2012 Dodge Avenger R/T at New York auto show

•	New 2011 Chrysler 200 mid-size sedan, star of Chrysler brand’s celebrated Super Bowl ad, posts a 23 percent sales increase versus sales in the previous month of March 2011

•	Chrysler brand expands appeal of its flagship 300 sedan by launching three all-new models – Chrysler 300 SRT8, 300S Series and 300C Executive Series

•	2012 Fiat Cabrio unveiled at the New York auto show

•	Ram Truck brand posts a 29 percent increase versus a year ago, the brand’s 12th consecutive month of year-over-year sales gains

Auburn Hills, Mich., May 3, 2011 -- Chrysler Group LLC today reported U.S. sales of 117,225, a 22 percent increase compared with sales in April 2010 (95,703 units), and the best April sales since 2008.

The new 2011 Chrysler 200, and the new 2011 Dodge Avenger mid-size sedans helped drive the significant increase in Chrysler Group car sales in April. This was the best month for Chrysler Group mid-size sedans since March 2008.

Sales of the new 2012 Fiat 500 were up 76 percent compared with the previous month of March 2011, also helping boost Chrysler Group’s car sales in April.

“Both our retail car and truck sales were up significantly in April as we continued to build upon our sales growth momentum on the heels of a solid first quarter,” said Fred Diaz, President and CEO – Ram Truck Brand and Lead Executive for U.S. Sales. “Our mid-size cars had their best month since March 2008, and every Jeep® and Ram Truck model that we sell experienced a year-over-year sales gain in April. Our truck and SUV sales remained strong in April even in the face of rising gas prices at the pump. Our new product line up is resonating quite well with consumers.”

The Jeep, Dodge and Ram Truck brands each posted year-over-year sales gains in April. The Jeep brand’s 65 percent increase was the largest of the Chrysler Group brands.

Chrysler Group finished the month with a 70-day supply of inventory (304,168 units). U.S. industry sales figures for April are projected at an estimated 13.4 SAAR.

April 2011 U.S. Sales Highlights by Brand

Jeep® Brand

The Jeep brand posted a 65 percent sales increase in April. All five Jeep brand models contributed to the increase by posting year-over-year sales gains. The new 2011 Jeep Compass, now featuring Jeep Trail Rated® capability for the first time, logged a 181 percent sales increase in April versus a year ago.

The all-new 2011 Jeep Grand Cherokee continues its strong market performance, as the brand’s volume leader posting a 189 percent sales gain in April. The Northwest Automotive Press Association (NWAPA) in April named the 2011 Jeep Grand Cherokee as its Northwest 2011 SUV of the Year. NWAPA journalists also recognized the Grand Cherokee as “Best Off-Road SUV.” The Jeep brand’s premium SUV has captured 29 awards since introduction last summer, including the latest – Ward’s “10 Best Interiors” award for 2011.

It was a busy month for the Jeep brand, unveiling six new “Moparized” Jeep vehicles for the 45th Annual Moab Easter Jeep Safari in Utah and two new models at the 2011 New York International Auto Show.

In New York, the brand introduced the most powerful, technologically advanced, high-performance Jeep vehicle ever – the all-new 2012 Jeep Grand Cherokee SRT8®, arriving in Jeep showrooms in the third quarter. The brand also unveiled the new 2011 Jeep Wrangler Mojave. Paying tribute to the well-known and rugged western desert Mojave Trail, Jeep Wrangler Mojave features a unique desert theme inside and out, and an aggressive wheel and tire package to tackle the toughest terrain.

Ram Truck Brand

The Ram Truck brand posted a 29 percent sales increase in April. Ram pickup truck sales were up 29 percent, compared with the same month in 2010. Both the Light Duty and Heavy Duty pickup trucks, along with the Chassis Cab, posted double-digit percentage year-over-year sales gains. This was the brand’s 12th consecutive month of year-over-year sales gains.

The Ram Truck brand in April unveiled its new 2011 Ram 1500 Express, targeting younger customers and first-time buyers. The Ram 1500 Express combines great looks and MPG along with HEMI® horsepower, torque, towing and payload, all at a fantastic price. The Express offers buyers a standard HEMI V-8 engine with a 20 mpg rating for the same price competitors are charging for their V-6 engines. Mopar® has announced that it will have hundreds of accessories available for buyers who are looking to personalize their Ram 1500 Express.

Dodge Brand

The Dodge brand posted a 14 percent sales increase in April, driven in part by sales of the new 2011 Dodge Avenger mid-size sedan. The Avenger, with its best-in-class V-6 horsepower and exceptional fuel economy, posted a 26 percent sales increase in April, compared with the same month a year ago. It also logged a 27 percent sales increase compared with March 2011. The Avenger is proving to be a strong competitor in the marketplace.

The all-new 2011 Dodge Durango three-row sport-utility posted a 15 percent increase compared with the month of March 2011 as the new SUV continues to gain sales momentum. The Dodge Nitro, with its four popular models – Heat, Heat 4.0, Detonator and Shock – posted a 44 percent sales gain in April, the largest percentage increase of any Dodge brand vehicle.

The Dodge brand unveiled the new 2012 Dodge Avenger R/T at the New York auto show. Avenger R/T rounds out Dodge brand’s entire lineup of R/T performance models. With a stiffened suspension, best-in-class 283 horsepower engine, center-mounted tachometer and performance-inspired interior and exterior design, the 2012 Dodge Avenger R/T ups the driving fun factor.

In April, the 2011 Dodge Charger Rallye Plus won the prestigious Ward’s “10 Best Interiors” award, affirming the company’s commitment to interior design, craftsmanship and quality.

Chrysler Brand

Sales of the new 2011 Chrysler 200 increased 23 percent in April, compared with sales in the month of March 2011. Sales of the mid-size sedan and convertible continue to increase monthly in the wake of the “Imported from Detroit” Super Bowl ad, driving the 41 percent increase in Chrysler brand car sales in April.

For 2012, the Chrysler brand is expanding the appeal of its flagship 300 sedan even further by launching three all-new models, all with unmistakably bold American style, luxury and performance targeted at different owner lifestyles.

•	The all-new Chrysler 300 SRT8 with its 6.4-liter HEMI V-8 offers the ultimate combination of world-class luxury and performance in Chrysler’s most powerful, best-handling sedan ever

•	The all-new Chrysler 300S Series brings a youthful and aggressive appearance together with athletic style and sophistication

•	With premium materials and world-class refinement, the all-new 300C Executive Series is the most luxurious Chrysler sedan ever

The three new models bring uniquely distinct personalities to the Chrysler flagship sedan’s 2012 model lineup. Unveiled at the New York auto show, they will be available in Chrysler showrooms in the third quarter of this year.

The Chrysler 200 now has two siblings, the 2011 Chrysler 200 S Sedan and the new 2011 Chrysler 200 S Convertible. With the introduction of the S models, Chrysler expands the lineup, offering customers production vehicles with a one-of-a-kind style. The S models have the same DNA as the traditional models, but with an entirely different appearance and attitude.

Chrysler 200 S models will arrive in U.S. dealer showrooms this spring.

April 2011 U.S. Sales Highlights

•	Jeep brand sales (32,384 units) increased 65 percent compared with the same month last year (19,645 units)

•	Jeep Grand Cherokee sales (9,802 units) improved 189 percent versus April last year (3,393 units)

•	Sales of the new 2011 Jeep Compass (4,050 units) were up 181 percent compared with April 2010 (1,443 units)

•	Jeep Wrangler sales (9,051 units) increased 9 percent compared with April 2010 (8,327 units)

•	Jeep Liberty sales (4,845 units) increased 39 percent versus April last year (3,490 units)

•	Jeep Patriot (4,636 units) posted a 93 percent year-over-year sales increase

•	Ram Truck brand sales (19,260 units) increased 29 percent compared with the same month last year (14,877 units)

•	Ram pickup truck sales (17,680 units) improved 29 percent versus April 2010 (13,665 units)

•	Dodge Dakota sales (1,580 units) increased 33 percent compared with April of last year (1,192 units)

•	Sales of the new 2011 Chrysler 200 mid-size sedan (8,274 units) were up 23 percent versus sales in the month of March 2011 (6,750 units)

•	Dodge brand sales (44,320 units) increased 14 percent versus the same month last year (38,795 units)

•	Dodge Avenger sales (7,577 units) improved 26 percent versus the same month in 2010 (6,000 units), and increased 27 percent compared with the previous month of March 2011 (5,954 units)

•	Dodge Journey sales (4,598 units) increased 3 percent compared with April a year ago (4,475 units)

•	The all-new 2011 Dodge Durango SUV posted sales of 5,064 units, up 15 percent from March 2011 (4,392 units)

•	Dodge Nitro sales (2,209 units) increased 44 percent compared with April 2010 (1,536 units)

•	Chrysler Group car sales (36,075 units) increased 18 percent compared with the same month a year ago (30,527 units)

•	Chrysler Group truck sales (81,150 units) improved 25 percent versus April 2010 (65,176 units)

•	The new 2012 Fiat 500 posted sales of 882 units in April, up 76 percent from the previous month of March 2011 (500 units)

Chrysler Group LLC U.S. Sales Summary Thru April 2011

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	882	0	0%	1,382	0	0%
FIAT BRAND	882	0	0%	1,382	0	0%

200	8,274	0	0%	18,154	0	0%
Sebring	0	4,053	-100%	2,327	14,589	-84%
300	3,263	4,127	-21%	8,642	14,066	-39%
PT Cruiser	0	838	-100%	1,283	2,904	-56%
Aspen	0	1	-100%	0	28	-100%
Town & Country	8,842	13,367	-34%	32,769	37,947	-14%
CHRYSLER BRAND	20,379	22,386	-9%	63,175	69,534	-9%

Compass	4,050	1,443	181%	11,443	6,376	79%
Patriot	4,636	2,404	93%	17,843	10,040	78%
Wrangler	9,051	8,327	9%	31,938	27,592	16%
Liberty	4,845	3,490	39%	20,000	14,214	41%
Grand Cherokee	9,802	3,393	189%	35,917	19,304	86%
Commander	0	588	-100%	96	5,566	-98%
JEEP BRAND	32,384	19,645	65%	117,237	83,092	41%

Caliber	3,967	3,671	8%	13,574	11,372	19%
Avenger	7,577	6,000	26%	19,325	15,669	23%
Charger	8,485	8,944	-5%	22,796	27,652	-18%
Challenger	3,617	3,713	-3%	13,359	10,752	24%
Viper	10	19	-47%	94	87	8%
Journey	4,598	4,475	3%	18,778	18,046	4%
Caravan	8,793	10,435	-16%	36,721	31,872	15%
Nitro	2,209	1,536	44%	8,264	5,745	44%
Durango	5,064	2	253100%	13,386	34	39271%
DODGE BRAND	44,320	38,795	14%	146,297	121,229	21%

Dakota	1,580	1,192	33%	5,665	4,186	35%
Ram P/U	17,680	13,665	29%	70,419	51,707	36%
Sprinter	0	20	-100%	0	170	-100%
RAM BRAND	19,260	14,877	29%	76,084	56,063	36%

TOTAL DODGE	63,580	53,672	18%	222,381	177,292	25%

TOTAL CHRYSLER GROUP LLC	117,225	95,703	22%	404,175	329,918	23%

TOTAL CAR	36,075	30,527	18%	99,653	94,187	6%
TOTAL TRUCK	81,150	65,176	25%	304,522	235,731	29%

Selling Days	27	26		102	100